The Companies Act 1985

A COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

— of —

MIDLANDS HYDROCARBONS (BANGLADESH) LIMITED [*]

(Company Number 2831144)

_________________

Incorporated on 29 June 1993

_________________

*	The name of the Company was changed (1) from Foray 563 Limited to Midlands Mass Energy (Two) Limited recorded by Certificate of Incorporation on Change of Name dated 26th July 1993, and (2) from Midlands Mass Energy (Two) Limited to C.P. (Two) Limited recorded by Certificate of Incorporation on Change of Name dated 29th April, 1994 and (3) from C.P. (Two) Limited to Midlands Hydrocarbons (Bangladesh) Limited by a Certificate of Incorporation Change of Name dated 15th September, 1995.

The Companies Act 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

— of —

MIDLANDS HYDROCARBONS (BANGLADESH) LIMITED

1.     The name of the Company is Midlands Hydrocarbons (Bangladesh) Limited. *

2.     The registered office of the Company will be situate in England and Wales.

3.     The objects for which the Company is established are:-

3.1	**To carry out all aspects of an oil and gas exploration development and production business, including without limitation investment in and development of actual and potential hydrocarbon and other mineral accumulations and resources in Bangladesh (“projects”); the carrying out of all services ancillary to the operation and proper functioning of such projects and other similar services; advising on technical, financial and contractual matters relating to projects and negotiating contracts, whether as principal or agent, to implement and finance the same; and doing any other services and things in connection with any of the foregoing.

3.2	Either directly or indirectly (including, but without prejudice to the generality of the foregoing, through the medium of any one or more subsidiary or associated companies) to enter into, carry on, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings, activities and businesses of every description and generally to do all such things whatsoever as, in the opinion of the Directors of the Company, may be advantageously carried on by the Company or are calculated directly or indirectly to enhance the value of, or render profitable or more profitable, any of the Company’s property, rights or activities.

*	The name of the Company was changed (1) from Foray 563 Limited to Midlands Mass Energy (Two) Limited recorded by Certificate of Incorporation on Change of Name dated 26th July 1993, and (2) from Midlands Mass Energy (Two) Limited to C.P. (Two) Limited recorded by Certificate of Incorporation on Change of Name dated 29th April, 1994 and (3) from C.P. (Two) Limited to Midlands Hydrocarbons (Bangladesh) Limited by a Certificate of Incorporation Change of Name dated 15th September, 1995.

**	Substituted by Special Resolution of the Company dated 7th June, 1996.

3.3	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company’s business or any branch or department thereof.

3.4	To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Directors of the Company may think fit.

3.5	To erect, construct, lay down, maintain, enlarge, alter, pull down, remove or replace all such buildings or other works or plant and machinery as may be necessary or convenient for the Company’s business, and to contribute to or subsidise the doing of any such things.

3.6	To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property, assets, rights and revenues (present and future) and uncalled capital of the Company, or by both such methods or by any other means whatsoever, the performance of the liabilities and obligations of and the repayment or payment of any moneys whatsoever by any person, firm or company, including (but not limited to):-

3.6.1 any liabilities and obligations whatsoever of, and the repayment or payment of any moneys whatsoever by, any company which is for the time being or is likely to become the Company’s holding company (as defined by Section 736 of the Companies Act 1985) or a subsidiary (as defined by the said Section) of the Company or another subsidiary of the Company’s holding company, or otherwise associated with the Company in business; and

3.6.2 any liabilities and obligations incurred in connection with or for the purpose of the acquisition of shares in the Company or in any company which is for the time being the Company’s holding company in so far as the giving of any such guarantee or other support or security is not prohibited by law; and

3.6.3 the repayment or payment of the principal amounts of, and premiums, interest and dividends on, any borrowings and securities.

3.7	To borrow or raise by any means (including but not limited to the issue of securities) money for the purposes of or in connection with the Company’s business.

3.8	To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and subject to such rights, powers, privileges and conditions as the Directors of the Company may think fit, debentures or debenture stock, either permanent or redeemable or repayable, or any other securities by way of mortgage, either outright or by way of security for the performance of any contracts or any debts, liabilities or obligations of the Company or other persons or corporations having dealings with the Company or in whose business or undertaking the Company is interested, whether directly or indirectly, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

3.9	To lend, invest and deal with the moneys of the Company upon such securities and in such manner, and to advance money or give credit to such persons and on such terms, as the Directors of the Company may from time to time approve.

3.10	To receive money on deposit or loan upon such terms as the Directors of the Company may approve and to give whether gratuitously or otherwise guarantees or indemnities and whether in respect of its own obligations or those of some other person or company.

3.11	To provide pensions, insurances, allowances, gratuities, bonuses and incentives and benefits of every description to officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or of any company which is for the time being or has at any time been the Company’s holding company or a subsidiary of the Company or another subsidiary of that holding company (each such expression being defined as aforesaid) or of any predecessor in business of any such company or the dependants or relatives of any of such persons and to establish and maintain or concur in establishing and maintaining trusts, funds, schemes, clubs or other arrangements (whether contributory or non-contributory) with a view to providing such benefits as aforesaid for any such persons as aforesaid including, but not limited to, retirement benefits and/or life assurance schemes and/or profit sharing, share option, share holding or other incentive or bonus schemes.

3.12	To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

3.13	To pay for any property or rights acquired by the Company either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue or partly in one mode and partly in another, and generally on such terms as the Directors of the Company may determine.

3.14	To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company either in cash, by instalments or otherwise, or in fully or partly paid-up shares or stock of any company with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Directors of the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

3.15	To amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co-operation with any company or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit this Company, and to acquire and hold, sell, deal with or dispose of any shares, stock or securities of or other interests in such company, and to guarantee the contracts or liabilities of, subsidise or otherwise assist, any such company or person.

3.16	To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to acquire and hold or dispose of shares, stock or securities of an guarantee the payment of the dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

3.17	To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on, or the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of this Company.

3.18	To support (whether by direct subscription, the giving of guarantees or otherwise) any charitable, benevolent or educational fund, institution or organisation, or any event or purpose of a public or general nature, the support of which will or may, in the opinion of the Directors of the Company, directly or indirectly benefit, or is calculated so to benefit, the Company or its business or activities or its officers, ex-officers, employees or ex-employees or the business, activities, officers, ex-officers, employees or ex-employees of any company which is for the time being or has at any time been the Company’s holding company or a subsidiary of the Company or another subsidiary of that holding company (each such expression being defined as aforesaid) or the officers, ex-officers, employees or ex-employees of any predecessor in business of the Company or any such company as aforesaid.

3.19	To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital may be made except with the sanction (if any) for the time being required by law.

3.20	To pay all or any of the incorporation and other preliminary expenses of the Company.

3.21	To do all or any of the above things in any part of the world and either as principal, agent, trustee, nominee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

3.22	To do all such other things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership, Government or any statutory, municipal or public body, any body corporate, association, syndicate or other body of persons, whether incorporated or unincorporated, and whether domiciled in the United Kingdom, or elsewhere, and that the objects specified in each of the paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the same occur or the name of the Company, but may be carried out in as a full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate distinct and independent company.

4.     The liability of the members is limited.

5.*     The share capital of the Company is(pound)4,535,000 divided into 4,535,000 shares of(pound)1 each.

*	The share capital of the Company was increased from £1,000 to £4,535,000 on 31 March, 1998 by the creation of 4,534,000 new shares of £1.00 each ranking pari passu in all respects with the existing shares.

--------------------------------------------------------------------------------

Names, addresses and Descriptions                  Number of Shares taken
         of Subscribers                              by each Subscriber

--------------------------------------------------------------------------------

    DOUGLAS NIGEL MANDERS
    44 Beebee Road                                         ONE
    Wednesbury
    West Midlands
    WS10 9RX

    LEGAL ASSISTANT

    DAVID NORMAN BOWCOCK
    115 Humphrey Middlemore Drive
    Harborne
    West Midlands                                          ONE
    B17 0JJ

    SOLICITOR

--------------------------------------------------------------------------------

    Dated:   16th June, 1993

--------------------------------------------------------------------------------

Witness to the above signatures:-

ANDREW JAMES MASON

31 Hartopp Road
Four Oaks Sutton
Coldfield
B74 2QR

The Companies Act 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

— of —

MIDLANDS HYDROCARBONS (BANGLADESH) LIMITED

(Adopted by Special Resolution passed 11th August, 1993)

1. Preliminary

The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2. Interpretation

In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:

“the Act”	the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

“these Articles”	these Articles of Association, whether as originally adopted or as from time to time altered by special resolution.

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“the directors”	the directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company.

“executed”	includes any mode of execution.

“the holder”	in relation to shares means the member whose name is entered into the register of members as the holder of the shares.

“office”	the registered office of the Company.

“seal”	the common seal of the Company (if any).

“secretary”	the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

“share”	includes any interest in a share.

“the United Kingdom”	Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these Articles and in Table A bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.

3. Share Capital

3.1	The authorised share capital of the Company at the time of incorporation of the Company is £1,000 divided into 1,000 ordinary shares of £1.00 each.

3.2	No shares comprised in the authorised share capital of the Company from time to time shall be issued without the consent in writing of the holder or holders (in aggregate) of a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) nor shall any share be issued at a discount or otherwise be issued in beach of the provisions of these Articles or of the act.

3.3	Regulation 4 of Table A and, in accordance with section 91(1) of the Act, sections 89(1) and 90(1) to (6) (inclusive) of the act shall not apply to the Company.

4. Lien

The Company shall have a first and paramount lien on all shares, whether fully paid or not standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all monies presently payable by him or his estate to the Company. Regulation 8 of Table A shall be modified accordingly.

5. Calls on shares and forfeiture

There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

6. Transfer of Shares

The first sentence in Regulation 24 of Table A shall not apply to the Company. The words “They may also” at the beginning of the second sentence of that regulation shall be replaced by the words “The directors may”.

7. General Meetings

The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

8. Notice of General Meetings

8.1	A notice convening a general meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 of Table A shall be modified accordingly. The words “or a resolution appointing a person a director” and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words “in accordance with section 369(3) of the Act” shall be inserted after the words “if it is so agreed” in that regulation.

8.2	All business shall be deemed special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the profit and loss account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

8.3	Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

9. Proceedings at General Meetings

9.1	The words, “save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum” shall be added at the end of the second sentence of regulation 40 of Table A.

9.2	If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the member or members present in person or by proxy or (being a body corporate) by representative and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been dispose of at the meeting from which the adjournment took place. Regulation 41 of Table A shall not apply to the Company.

10. Votes of Members

10.1	Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

10.2	The words "be entitled to" shall be inserted between the words "shall" and "vote" in regulation 57 of Table A.

10.3	A member shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11. Number of Directors

11.1	Regulation 64 of Table A shall not apply to the Company.

11.2	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one.

12. Alternate Directors

12.1	An alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of committees of the directors of which his appointor is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor at such meeting as a director in his absence. An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

12.2	A director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of he directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 shall not apply to the Company.

12.3	Save as otherwise provided in the regulations of the Company, an alternate director shall be deemed for the purposes specified in Article 12.1 to be a director and shall alone be responsible for his own acts an defaults and he shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply to the Company.

13. Appointment and Retirement of Directors

13.1	The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

13.2	A member or members holding a majority of the voting rights in the Company within the meaning of section 736A(2) of the Act) shall have power at any time and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force) or to fill a vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the Company signed by the member or members making the same or, in the case of a member being a corporate body, signed by one of its directors or duly authorised officers or by its duly authorised attorney and shall take effect upon lodgement of such notice at the office.

13.3	The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

13.4	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force.

14. Disqualification and Removal of Directors

The office of a director shall be vacated if:

14.1	he ceases to be a director by virtue of any provision of the Act or these Articles or he becomes prohibited by law from being a director; or

14.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

14.3	he is, or may be, suffering from mental disorder and either:

14.3.1	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health act 1983, or in Scotland, an application for admission under the Mental health (Scotland) Act 1960, or

14.3.2	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

14.4	he resigns his office by notice to the Company; or

14.5	he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

14.6	he is removed from office as a director pursuant to Article 13.2;

and regulation 81 of Table A shall not apply to the Company.

15. Gratuities and Pensions

Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16. Proceedings of the Directors

16.1	Whensoever the minimum number of the directors shall be one pursuant to the provisions of Article 11.2, a sole director shall have authority to exercise all the powers and discretions which are expressed by Table A and by these Articles to be vested in the directors generally and regulations 89 and 90 of Table A shall be modified accordingly.

16.2	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:

16.2.1	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

16.2.2	may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

16.2.3	may or any firm or company of which he is a member or director may act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

16.2.4	shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

16.2.5	shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Article 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

16.3	For the purposes of Article 16.2:

16.3.1	a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

16.3.2	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

16.3.3	an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when the Company was incorporated) connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

16.4	Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

16.5	Regulation 88 of Table A shall be amended by substituting for the sentence:

“It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom”

the following sentence;

“Notice of every meeting of the directors shall be given to each director and his alternate, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service.”

16.6	Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

17. The Seal

If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal. Regulation 101 of Table A shall not apply to the Company.

18. Notices

18.1	In regulation 112 of Table A, the words “first class” shall be inserted immediately before the words “post in a prepaid envelope”.

18.2	Where a notice is sent by first class post, proof of the notice having been posted in a properly addressed, prepaid envelope shall be conclusive evidence that the notice was given and shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Regulation 115 of Table A shall not apply to the Company.

18.3	If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the Post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

19. Winding Up

In regulation 117 of Table A, the words “with the like sanction” shall be inserted immediately before the words “determine how the division”.

20. Indemnity

20.1	Subject to the provisions of section 310 of the Act every director (including an alternate director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 144 or section 727 of the act in which relief is granted to him by the court, and no director (including an alternate director) or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation thereto, Regulation 118 of Table A shall not apply to the Company.

20.2	The directors shall have power to purchase and maintain at the expense of the Company for the benefit of any director (including an alternate director), officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act and subject to the provisions of the Act against any other liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director (including an alternate director), officer or auditor.

20.3	The directors may authorise directors of companies within the same group of companies as the Company to purchase and maintain insurance at the expense of the Company for the benefit of any director (including an alternate director), other officer or auditor of such company in respect of such liability, loss or expenditure as is referred to in Article 20.2